UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2017

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01          Regulation FD Disclosure.

Soligenix, Inc. (the “Company”) has updated its corporate presentation (the “Presentation”) to include updates to the Presentation since it was last included as an exhibit to the Company’s Form 8-K filed with the U.S. Securities and Exchange on June 8, 2017.

The Company updated the Presentation to reflect the receipt of approximately $3.7 million in non-dilutive funding. The National Institutes of Health (the “NIH”) awarded the Company approximately $1.5 million over two years to support the conduct of its pivotal Phase 3 clinical trial evaluating SGX301 (synthetic hypericin) as a treatment for cutaneous T-cell lymphoma. Further, the NIH granted the Company an additional award of approximately $1.5 million over two years to support the conduct of its pivotal Phase 3 clinical trial of SGX942 (dusquetide) as a treatment for severe oral mucositis in patients with head and neck cancer receiving chemoradiation therapy. Finally, the Company will be participating in a grant awarded to the University of Hawai’i at Manoa for the development of a thermostabilized Ebola vaccine, with the Company awarded funding of approximately $700,000 over five years.

Additionally, the Company updated the estimated timeframe for the Phase 3 clinical trial of SGX301 development milestone, as its achievement may have the potential to occur later in the year.

The slides from the Presentation are attached hereto as Exhibit 99.1.  The attached materials will be posted on the Company’s website at www.soligenix.com.  The Company does not undertake to update this Presentation.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Corporate Presentation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

September 29, 2017	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Corporate Presentation.

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